SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549





                            Form S-8

     Registration Statement under The Securities Act of 1933





                      GALAXY FOODS COMPANY
     (Exact name of registrant as specified in its charter)

            Delaware                                  25-1391475
 (State or other jurisdiction                       (IRS Employer
     of incorporation)                            Identification No.)

            2441 Viscount Row, Orlando, Florida 32809
   (Address of Principal Executive Offices including Zip Code)

                   ANGELO S. MORINI, PRESIDENT
                      Galaxy Foods Company
           2441 Viscount Row, Orlando, Florida  32809
             (Name and address of agent for service)

                         (407) 855-5500
  (Telephone Number, including area code, of agent for service)

                            COPY TO:

                   JEFFREY E. DECKER, ESQUIRE
                      Baker & Hostetler LLP
               200 South Orange Avenue, Suite 2300
                     Orlando, Florida  32801
                   Telephone:  (407) 649-4000

                 CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
Title of Each               Maximum      Maximum    Amount of
  Class of    Amount to    Offering     Aggregate   Registrati
 Securities       be         Price      Offering      on Fee
    to be     Registere       Per         Price
 Registered     d (1)      Share(2)

Common Stock,   60,000      $3.7815     $226,890      $63.08
$.01 par value

(1)Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of that same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock as reported on the Amex Stock Exchange on February 28, 2000, which was $3.7815.

  This Registration Statement of Form S-8 is being filed to register, pursuant to the Securities Act of 1933, as amended (the "Act"), 10,000 additional shares of the Common Stock, $.01 par value (the "Common Stock"), of Galaxy Foods Company (the "Company"), issuable pursuant to the Company's 1996 Amendment and Restatement of the 1991 Non-Employee Directors Stock Option Plan, as amended (the "Director Plan") and 50,000 additional shares of Common Stock issuable pursuant to the Company's 1991 Stock Purchase Plan, as amended (the "Purchase Plan"). The contents of the Registration Statement on Form S-8, File No. 33-46167, previously filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference in this Registration Statement and made a part hereof.


       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

AMENDMENTS TO THE PLANS

      Effective as of August 6, 1996, the Company amended the Director Plan to increase the maximum number of underlying shares for which options may be granted to eligible directors thereunder from 143 per year to 286 per year. Effective as of February 10, 2000, the Company amended the Director Plan to increase the number of shares of Common Stock subject thereto by 10,000 shares to a total of 14,786 shares and to extend the expiration date of the Director Plan to September 29, 2006.

      Effective as of February 26, 1999, the Company amended the Purchase Plan to increase the number of shares of Common Stock subject thereto by 50,000 shares to a total of 85,714 shares. Effective as of February 10, 2000, the Company amended the Purchase Plan to extend the expiration date of the Purchase Plan to January 31, 2006.


INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents, which previously have been filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

      (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999, September 30, 1999, and
December 31, 1999; and

      (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above.

      All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the exchange act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which de-registers all securities and remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

       Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

EXHIBITS

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number         Description of Document

*  4.1         Galaxy Foods Company 1991 Stock Purchase Plan
               (filed as Exhibit 4(h) in the Registrant's Registration
               Statement on Form S-8 filed with the Commission under file number 33-46167 and incorporated herein by reference).

* 4.2 Galaxy Foods Company 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option Plan (filed as
               Exhibit 10.29 in the Registrant's Annual Report on Form 10-K filed for the fiscal year ended March 31, 1997 and incorporated herein by reference).

  5.1 Legal Opinion of Baker & Hostetler LLP, counsel to the Registrant.

 23.1 Consent of BDO Seidman LLP, independent auditors of the Registrant.

 23.2 Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

 24.1 Power of Attorney (contained on signature page hereto).


                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 29th day of February, 2000.

                                   GALAXY FOODS COMPANY


                                   By:/s/Angelo S. Morini
                                   Angelo S. Morini,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

                        POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Angelo S. Morini and Keith A. Ewing and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                           SIGNATURES

Signatures                    Title                             Date


/s/Angelo Morini     Chairman of the Board of Directors,    February 29, 2000
Angelo S. Morini     President, Chief Executive Officer
                     (Principal Executive Officer)

/s/Keith A. Ewing    Chief Financial Officer (Principal     February 29, 2000
Keith A. Ewing       Financial Officer and Principal
                     Accounting Officer)

/s/Joseph Juliano    Director                               February 29, 2000
Joseph Juliano


/s/Marshall Luther   Director                               February 29, 2000
Marshall K. Luther


/s/Douglas Walsh     Director                               February 29, 2000
Douglas A. Walsh

                        INDEX TO EXHIBITS

Exhibit
Number          Description of Documents                     Page

* 4.1 Galaxy Foods Company 1991 Stock Purchase Plan (filed as Exhibit 4(h) in the Registrant's Registration
                Statement on Form S-8 filed with the Commission under file number 33-46167 and incorporated herein by reference).

* 4.2 Galaxy Foods Company 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option
                Plan (filed as Exhibit 10.29 in the Registrant's Annual Report on Form 10-K filed for the fiscal year ended March 31, 1997 and incorporated herein by reference).

  5.1           Legal Opinion of Baker & Hostetler LLP, counsel to the
                Registrant.

 23.1 Consent of BDO Seidman LLP, independent auditors of the Registrant.

 23.2 Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

 24.1           Power of Attorney (contained on signature page hereto).

EXHIBIT 5.1

                       February  29, 2000



Galaxy Foods Company
2441 Viscount Row
Orlando, Florida 32809

Ladies and Gentlemen:

     We have acted as counsel for Galaxy Foods Company, a Delaware corporation (the "Company"), in connection with the registration of shares of common stock of the Company, par value $.01 per share (the "Shares"), pursuant to the Registration Statement on Form S-8 (No. 33-46167) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement is being filed to register 10,000 additional Shares for offer and sale under and pursuant to the Company's 1996 Amendment and Restatement of the 1991 Non-Employee Directors Stock Option Plan (the "Director Plan") and 50,000 additional Shares for offer and sale under and pursuant to the Company's 1991 Stock Purchase Plan (the "Purchase Plan").

     In connection with the registration of 10,000 additional Shares for offer and sale under the pursuant to the Director Plan and 50,000 additional Shares for offer and sale under the Purchase Plan, we have examined the Company's Certificate of Incorporation, as amended, the Company's Bylaws, and the records, as exhibited to us, of the proceedings taken by the Company in connection with the registration of the Shares.

     It is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the related Prospectus, will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   BAKER & HOSTETLER LLP

                                   /s/ Baker & Hostetler LLP

EXHIBIT 23.1

                     CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statement (S-8, No. 33-46167) relating to the 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option Plan and the 1991 Stock Purchase Plan of our report dated June 8, 1999 relating to the financial statements of Galaxy Foods Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1999.


                                   /s/ BDO Seidman, LLP

                                   BDO Seidman, LLP


Orlando, Florida
February 28, 2000